EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 21, 2024, with respect to the financial statements and supplemental information included in the Annual Report of Precision Strip Retirement and Savings Plan on Form 11-K for the year ended December 31, 2023. We consent to the incorporation by reference of said report in the Registration Statement of Reliance, Inc. on Form S-8 (File No. 333-147226).

/s/ GRANT THORNTON LLP

Bellevue, Washington

June 21, 2024